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                                                           EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Seagate Technology, Inc. of our report dated July 11, 1995 (except for the last paragraph of the patent litigation note as to which the date is July 31, 1995), included in the 1995 Annual Report to Shareholders of Seagate Technology, Inc.

Our audits also included the financial statement schedule of Seagate Technology, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-43911, 33-50973, 33-39916, 33-56215, 33-34793),
pertaining to the 1991 Incentive Stock Option Plan, the Employee Stock Purchase Plan and the Executive Stock Option Plan of Seagate Technology, Inc., and in the Registration Statements (Form S-3 No. 33-55249, 33-56027) of Seagate Technology, Inc. and in the related prospectus, of our report dated July 11, 1995 (except for the last paragraph of the patent litigation note as to which the date is July 31, 1995), with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Seagate Technology,
Inc.

                                                            ERNST & YOUNG LLP


San Jose, California
August 3, 1995